Exhibit 10.1

FIRST AMENDMENT TO

CONVERTIBLE PROMISSORY NOTE

This First Amendment to the Convertible Promissory Note (the “Amendment”) is entered into this 3rd day of October, 2014 (the “Effective Date”), by and between __________ (the “Holder”) and RegeneRx Biopharmaceuticals, Inc., a Delaware corporation (the “Company”).

WHEREAS, the Company and the Holder have entered into a Convertible Notes and Warrant Purchase Agreement dated as of October 19, 2012 (the “Purchase Agreement”); and

WHEREAS, pursuant to such Purchase Agreement the Company issued to Holder a Convertible Promissory Note (the “Note”)containing an October 19, 2014 maturity date (the “Maturity Date”); and

WHEREAS, the Company and the Holder desire to amend the Note as provided in this Amendment to extend the Maturity Date.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties agree to the following:

1.         Amendment to Section 1 (Maturity). Section 1 of the Note is hereby amended and replaced in its entirety as follows:

Maturity. Unless converted or repaid pursuant to Section 2 or Section 3, the entire unpaid principal sum of this Note, together with accrued and unpaid interest thereon, will be payable upon the written demand of the Holder at any time after October 19, 2017 (the “Maturity Date”). Subject to Section 3, interest shall accrue on this Note but shall not be due and payable until the written demand of the Holder on or after the Maturity Date. Notwithstanding the foregoing, the entire unpaid principal sum of this Note, together with accrued and unpaid interest thereon, shall become immediately due and payable upon the commission of any act of bankruptcy by the Company, the execution by the Company of a general assignment for the benefit of creditors, the filing by or against the Company of a petition in bankruptcy or any petition for relief under the federal bankruptcy act or the continuation of such petition without dismissal for a period of ninety (90) days or more, or the appointment of a receiver or trustee to take possession of the property or assets of the Company.

2.         Except as herein modified or amended, no other term or provision of the Note is amended or modified in any respect. The Note, and this Amendment, set forth the entire understanding between the parties with regard to the subject matter hereof and supersedes any prior oral discussions or written communications and agreements. This Amendment cannot be modified or amended except in writing signed by the Holder and an authorized officer of the Company.

In Witness Whereof, the parties have executed this First Amendment to Convertible Promissory Note on the day and year first written above

COMPANY:

REGENERX BIOPHARMACEUTICALS, INC.

By:
J.J. Finkelstein Chief Executive Officer

Address:	15245 Shady Grove Road
Suite 470
Rockville, MD 20850

AGREED TO AND ACCEPTED:

[_________]

___________________________

(signature)

Address: